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                                                                   EXHIBIT 10.10

                       AMENDMENT TO TAX SHARING AGREEMENT


         AMENDMENT TO TAX SHARING AGREEMENT (the "Amendment"), entered into as of the 19th day of March, 2001, by and between G-I Holdings Inc. (formerly GAF Building Materials Corporation), a Delaware corporation ("G-I Holdings") and Building Materials Corporation of America ("BMC").

         WHEREAS, G-I is the successor by merger to GAF Corporation and G-I Holdings Inc., both of which corporations were parties to the Tax Sharing Agreement entered into as of the 31st day of January, 1994, by and among GAF Corporation, G-I Holdings Inc. and BMC (the "Agreement");

         WHEREAS, G-I has become the successor common parent of the affiliated group of corporations referred to in the Agreement;

         WHEREAS, the total estimated payments made by BMC to G-I with respect of taxable year 2000 were in excess of the liability of BMC to G-I pursuant to paragraph 2(b) of the Agreement for such taxable year (the "Excess Payments");

         WHEREAS, on January 5, 2001, G-I filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey in Newark, New Jersey, and BMC is not included in the bankruptcy filing;

         WHEREAS, G-I and BMC wish to amend the Agreement to provide for the offsetting of such Excess Payments against any future obligation of BMC to make payments to G-I pursuant to the Agreement up to the total amount of the Excess Payments in consideration of G-I agreeing to continue filing consolidated federal income tax returns that include the BMC Group (as that term is defined in the Agreement);

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants contained herein, it is hereby agreed as follows:

         1. G-I and BMC reaffirm their rights and obligations under the Agreement and agree that the Agreement shall remain in effect subject to the modifications made by this Amendment.

         2. BMC shall be permitted to offset the Excess Payments against any future obligation of BMC to make payments to G-I under the Agreement up to the total amount of the Excess Payments.
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                           G-I HOLDINGS INC.

                           By: /s/  Richard A. Weinberg
                               -------------------------------------------------
                                    Richard A. Weinberg
                                    Chief Executive Officer, President,
                                    General Counsel and Secretary

                           BUILDING MATERIALS CORPORATION OF AMERICA

                           By: /s/  John F. Rebele
                               -------------------------------------------------
                                    John F. Rebele
                                    Vice President and Chief Financial Officer